EXHIBIT 12.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Marc Voigt, certify that:

1.    I have reviewed this annual report on Form 20-F of Prima BioMed Ltd; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 3, 2012

/s/ Marc Voigt
Marc Voigt
Chief Financial Officer